SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only
(As Permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GLOBAL AXCESS CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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GLOBAL AXCESS CORP
7800 Belfort Parkway, Suite 165
Jacksonville, Florida 32256

TO THE STOCKHOLDERS OF GLOBAL AXCESS CORP

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Global Axcess Corp, a Nevada corporation (the "Company"), will be held on June 1, 2007 at 9:00 A.M. Eastern Standard Time at Global Axcess Corp, Belfort Park, 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256, for the following purposes:

1. To elect five (5) directors of the Company to serve until the 2008 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal 1);

2. To ratify the selection of Kirkland, Russ, Murphy & Tapp, P.A. (“Kirkland”) as our independent auditors for the fiscal year ending December 31, 2007 (Proposal 2); and

3. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof (Proposal 3).

Only stockholders who own shares of our common stock at the close of business on May 2, 2007 are entitled to notice of and to vote at the annual meeting. You may vote your shares by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope.

You may also vote in person at the annual meeting, even if you use the option listed above.

We have enclosed with this Notice of Annual Meeting, a proxy statement, a form of proxy and a copy of our annual report to stockholders. Our annual report is not a part of this proxy statement.

By Order of the Board of Directors

/s/ George McQuain
GEORGE MCQUAIN
Chief Executive Officer

Jacksonville, Florida
April 26, 2007

2007
Dear Global Axcess Corp Shareholder:

Exciting changes are taking place at Global Axcess. A new executive management team has made significant strides in reducing costs and refocusing the Company strategically on core businesses that it believes has maximum growth potential. We have dealt decisively with past problems to put them behind us once and for all. And we are working to improve both our marketing and our level of customer satisfaction to help return the Company to profitability.

For all these reasons, this year’s annual shareholder meeting is an important one and your best opportunity to learn more about our plans for the Company’s future. On behalf of the Board of Directors, I cordially invite you to attend the 2007 Annual Meeting of Global Axcess Corp's shareholders at the Company's new offices, located at 7800 Belfort Parkway, Suite 165, Jacksonville, FL, 32256 on Friday, June 1, 2007, beginning at 9:00 a.m. The accompanying Proxy Statement details the actions on which you will be asked to vote for at the Annual Meeting. Please read it carefully.

I hope you will attend the Annual Meeting, but if you cannot, I urge you to complete, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope to ensure that your shares are represented. If you have any questions about your proxy card, voting procedures or other matters in the Proxy Statement, please feel free to call Sharon Jackson at 904-280-3950.

* * *

The third and fourth quarters of 2006 were pivotal for the Company, as we made several major changes to reposition ourselves for the future. These included:

•	Appointing a new executive management team
•	Redirecting the Company strategically with the goal of returning to profitability and organic growth
•	Strengthening the Company’s sales and marketing efforts
•	Cutting costs throughout the Company’s operations
•	Completing various balance sheet write-offs, settling an outstanding claim by EFMARK and establishing reserves for the Renaissance Capital lawsuit

Once new management was in place, the most important priority was bringing the Company’s cost structure under control. We have made numerous changes to control expenses and free up resources:

•	We continued to convert our ATMs to lower-cost processing through Elan
•	In December 2006 and January 2007, we negotiated and implemented contracts with lower cost ATM vault cash providers
•	We renegotiated local phone line contracts to reduce communication costs for the Company's ATMs
•
In December 2006 and January 2007, we negotiated and implemented a contract to outsource ATM cash management and monitoring. This will allow the Company to monitor its ATMs 24 hours per day 365 days per year, where we previously had only in-house monitoring during normal business hours. An added benefit is that this contract converted these costs to a variable per ATM cost as opposed to a semi-fixed staff cost;

•	Additionally, we purchased and implemented ProfitStars ATM management software to replace legacy software previously developed and maintained in-house;
•
One benefit of ProfitStars is that the software allows us to more easily generate P&Ls for every ATM in our portfolio. In light of this, in March we began de-installing approximately 65 unprofitable ATMs. We project that we will complete this process by the end of April.

In addition to these operational changes, we’ve cut costs and encouraged greater efficiency on the corporate level:

•	We reduced headcount and use of temporary personnel services;
•	We renegotiated our business recovery contract with SunGard Availability Services;
•
We renegotiated the lease expense of the Company's Ponte Vedra Beach office as part of an arrangement to allow the building owner to sell the building, resulting in significant savings in lease expenses since January 1, 2007 and, in keeping with that agreement, we are relocating the Company’s offices to less expensive space in May 2007;

•	We implemented P&L performance-based bonus and 401K plans for 2007;
•	For the foreseeable future we in-sourced Investor Relations as of January 1, 2007; and
•	we renegotiated employee health benefits with savings beginning January 1, 2007.

Additionally, during 2006 the Company completed various balance sheet write-offs, settled an outstanding claim by EFMARK and set up various reserves. These write-offs and reserves included:

•	Shutdown of EFTI switching platform in the amount of $610,024
•	Write-off of assets held for sale in the amount of $485,315
•	Write-off of ATMs and other software in the amount of $234,057
•	Write-off of EPT note receivable and other note receivable in the amount of $817,607
•	Severance and restructuring in the amount of $757,811
•	EFMARK lawsuit settlement in the amount of $40,000
•	Accrual for lawsuit defense in the amount of $200,000

While we still need to improve customer retention, we believe that we can do this and grow revenue through organic growth as our new sales team develops traction throughout 2007.

This is an exciting time for Global Axcess, one in which we are dealing with the problems of the past and making the necessary changes for a stronger future. There is no question that 2006 was a difficult year for us, but as each day passes, we feel we are better positioned to succeed in the U.S. ATM marketplace and with the goal of returning to profitability in 2007.

On behalf of our board, our management team and all of our employees, we thank you for your investment in Global Axcess Corp and the continued opportunity to work for you.

Sincerely,
Global Axcess Corp

Joseph M. Loughry III	George A. McQuain
Chairman	President and Chief Executive Officer

GLOBAL AXCESS CORP
7800 Belfort Parkway, Suite 165
Jacksonville, Florida 32256
(Tel) (904)-280-3950

PROXY STATEMENT FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

The board of directors is soliciting proxies to be used at our June 1, 2007 annual meeting of stockholders. Please read and carefully consider the information presented in this proxy statement and vote by completing, dating, signing and returning the enclosed proxy in the enclosed postage-paid envelope.

This proxy statement, the form of proxy and our annual report will be mailed to all stockholders on or about June 1, 2007. Our annual report is not a part of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING

WHEN IS THE ANNUAL MEETING?

June 1, 2007, 9:00 a.m. Eastern Standard Time

WHERE WILL THE ANNUAL MEETING BE HELD?

The meeting will be held at Global Axcess Corp, 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256

WHAT ITEMS WILL BE VOTED UPON AT THE ANNUAL MEETING?

You will be voting on the following matters:

1. ELECTION OF DIRECTORS. To elect five (5) directors to serve until the 2008 Annual Meeting of stockholders or until their successors are duly elected and qualified;

2. RATIFICATION OF AUDITORS. To ratify the selection of Kirkland, Russ, Murphy & Tapp, P.A. ("Kirkland") as independent auditors of the Company for the fiscal year ending December 31, 2007; and

3. OTHER BUSINESS. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting. The Board of Directors is not aware of any other business to come before the Meeting.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on April 2, 2007 will be entitled to notice of and to vote at the annual meeting and any adjournments of the annual meeting. You are entitled to one vote for each share of common stock held on that date. On April 2, 2007, there were 21,021,786 shares of our common stock outstanding and entitled to vote.

YOUR BOARD OF DIRECTORS HAS APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE DIRECTORS, AND THE RATIFICATION OF THE APPOINTMENT OF KIRKLAND AS AUDITORS.

HOW DO I VOTE BY PROXY?

You may vote your shares by mail by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope. Proxies should not be sent by the stockholder to the Company, but to Oxford Transfer & Registrar, the Company's Registrar and Transfer Agent, at 1000 S.W. Broadway, Suite 920, Portland, Oregon, 97205. A pre-addressed, postage-paid envelope is provided for this purpose.

If you return your signed proxy card before the annual meeting, we will vote your shares as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees or (3) all of the nominees except those you designate. For each other item of business, you may vote “FOR" or "AGAINST" or you may "ABSTAIN" from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them:

•    "FOR" the election of all of our nominees for directors; and

•    "FOR" the ratification of Kirkland, Russ, Murphy & Tapp, P.A. as our independent auditors.

If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

HOW DO I CHANGE OR REVOKE MY PROXY?

You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1. Submitting another proxy by mail with a more recent date than that of the proxy first given;

2. Sending written notice of revocation to Oxford Transfer & Registrar, the Company's Registrar and Transfer Agent, at 1000 S.W. Broadway, Suite 920, Portland, Oregon, 97205; or

3. Attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

WHAT CONSTITUTES A "QUORUM" FOR THE ANNUAL MEETING?

One-third of the outstanding shares of the Company common stock entitled to vote at the annual meeting, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as "shares present" at the annual meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the broker or nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.

HOW MANY VOTES ARE REQUIRED?

•    Directors nominees are elected by a plurality of the votes cast in person or by proxy, provided that a quorum is present at the Meeting.

•    The ratification of the director's selection of Kirkland, Russ, Murphy & Tapp, P.A. as the Company's independent auditors will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the annual meeting.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING DUE?

Any stockholder proposals for the 2008 annual meeting must be received by us, directed to the attention of the Company's Chief Executive Officer, Mr. George McQuain, Global Axcess Corp, 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256, no later than December 31, 2007. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

PROPOSAL 1: ELECTION OF DIRECTORS
(ITEM 1 ON THE PROXY CARD)

At the Meeting, five (5) directors are to be elected. Pursuant to the Company's By-laws, all directors are elected to serve for the ensuing year and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to proxies received for the election of Messrs., Joseph M. Loughry, III, Lock W. Ireland, Robert J. Landis, Alan W. Rossiter and George A. McQuain (collectively, the "Nominees").

Vote required: Directors must be elected by a plurality of all votes cast at the meeting. Votes withheld for any director will not be counted.

Voting by the Proxies: The Proxies will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted to approve the election of the nominees named in the Proxy Statement. Although the Company knows of no reason why the nominees would not be able to serve, if a nominee were not available for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board may also choose to reduce the number of directors to be elected as permitted by our Bylaws.

General Information about the Nominees: The following information regarding the Nominees, their occupations, employment history and directorships in certain companies is as reported by the respective Nominees.

Name	Positions

Joseph M. Loughry, III	Chairman
Lock W. Ireland	Vice Chairman
Robert J. Landis	Director
Alan W. Rossiter	Director
George A. McQuain	Director

Joseph M. Loughry, III, Chairman

Joseph M. Loughry, III, has been serving as Chairman since October 10, 2006. From 2000 through 2003, Mr. Loughry served as the President, CEO and a director of HTE, Inc., a software company that was listed on Nasdaq. Prior to 2000, Mr. Loughry served as the President and CEO of Quest Point Holdings, Inc. since 1992. Mr. Loughry graduated from the University of Maryland - College Park in 1967 with a BS in Business Administration.

Lock W. Ireland, Vice Chairman
Lock W. Ireland has been serving as Vice Chairman since October 10, 2006. Currently a consultant and Director with NHB Holdings, Inc. and Proficio Bank, Mr. Ireland has over 30 years experience in the Banking industry. Prior to this he was the President and CEO for Resource Corporate Management, Inc. (RCMI) from 1994 to 2002, RCMI is a company that promotes new products and services with community banks via the Bankers' Banks across the United States. Mr. Ireland has held numerous positions from Vice-President to CEO with the following banks: Bankers Trust of South Carolina, 1st Performance Bank, Republic National Bank and Resource Bancshares. His current affiliations include being a Board Member of the Jacksonville Economic Company and previous Board Governor for the Jacksonville Chamber of Commerce. Mr. Ireland brings many affiliations and much experience in the banking and financial industries to the Company.

Robert J. Landis, Director

Robert J. Landis is currently the Chairman, Chief Financial Officer and Treasurer of Comprehensive Care Corporation, a publicly traded company located in Tampa, Florida. He has been with Comprehensive Care for over 5 years, working directly with all operations, financial and SEC filings for the company. Prior to this Mr. Landis was with Maxicare Health Plans, Inc., as its Treasurer from 1983-1998. Mr. Landis was with two accounting firms from 1981-1983, the first was Price Waterhouse and the second was Irwin Shapiro Accountancy Corp. Mr. Landis brings strong financial, operational and SEC experience to the Company, and will be part of the Audit Review Committee for the Company.

Alan W. Rossiter, Director

Since July of 2002, Mr. Rossiter has served as President of Springboard Capital Management, Inc., based in Jacksonville, Florida. Springboard Capital Management manages the activities of two early-stage venture capital investment funds, Springboard Capital I, LLC and Springboard Capital II, LLC. Additionally, since 1996 has served as the President and CEO of Enterprise North Florida Corporation, which provides emerging technology companies with extensive business, technical and financial services. Mr. Rossiter served for 27 years as a career Officer in the United States Navy specializing in the field of aviation logistics management and maintenance. Mr. Rossiter received a Bachelors degree in History from Denison University in 1967, graduated from the Naval Aviation Candidate School at Pensacola, Florida in 1969 and graduated from National University of San Diego with a Masters of Business Administration in Financial Management and Information Systems in 1983.

George A. McQuain, Director

George A. McQuain was Chief Executive Officer for Nationwide Money Services, Inc ("NMS"), a GAXC subsidiary, prior to his appointment as CEO and President of Global Axcess. He joined GAXC as a Vice President of Operations in July 2002. Prior to his association with NMS, George served as President and Chief Executive Officer of Ntercept Communications, where he decisively improved sales, marketing and product implementation. Prior to Ntercept, George played a significant role in shaping business strategy and in integrating QuestPoint's international network into First Union. Prior to First Union, George was Chief Operating Officer of QuestPoint, a subsidiary of CoreStates Financial Corporation. CoreStates was acquired by First Union in May 1998. Mr. McQuain received his MBA in Finance and Management from George Mason University in Fairfax, Virginia.

ROLE OF THE BOARD

Pursuant to Nevada law, our business, property and affairs are managed under the direction of our board of directors. The board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the board keep informed of our business by participating in board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

2006 BOARD MEETINGS

In 2006, the Board met seventeen times. The Board adopted various resolutions pursuant to five (5) unanimous written consents in lieu of a meeting adopted during the year ended December 31, 2006. Three of the incumbent directors attended 100% of the aggregate of (i) the meetings of the Board during the year and (ii) the total number of meetings of all committees of the Board on which the incumbent directors served. Of the two remaining incumbent directors, one attended 83% and the other 72% of the aggregate of (i) the meetings of the Board during the year and (ii) the total number of meetings of all committees of the Board on which the incumbent directors served.

BOARD COMMITTEES

The Board of Directors has established the following committees:

Compensation Committee

The Compensation Committee consists of Lock Ireland, who serves as Chairman of this committee, Robert Landis, and Alan Rossiter. The Compensation Committee met five times during fiscal 2006. The function of the Compensation Committee is to approve stock plans and option grants and review and make recommendations to the Board of Directors regarding executive compensation and benefits.

Audit Committee

The Audit Committee consists of Lock Ireland, Robert Landis, and Joseph M. Loughry III. The Board of Directors has determined that Mr. Landis, who serves as Chairman of the Audit Committee, qualifies as an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The Audit Committee met eleven times in fiscal year 2006. Responsibilities of the Committee include (1) reviewing the Company’s consolidated financial statements and consulting with the independent auditors concerning the Company's consolidated financial statements, accounting and financial policies, and internal controls, (2) reviewing the scope of the independent auditors' activities and the fees of the independent auditors, and (3) reviewing the independence of the auditors. The Board has determined that each of Messrs. Ireland, Landis, and Loughry meet the independence standards established by the National Association of Securities Dealers.

Mergers and Acquisitions Committee

The Mergers and Acquisitions Committee consists of Lock Ireland, Robert Landis, Joseph. Loughry III and Alan Rossiter. Joseph Loughry, III serves as Chairman of this committee. The Mergers and Acquisitions Committee met three times during fiscal 2006. The function of the Mergers and Acquisitions Committee is to explore alternative ways to enhance shareholder value including joint ventures, mergers, stock sale or a potential sale of company assets and make recommendations to the Board of Directors.

Nominating & Corporate Governance Committee

The primary function of the Nominating & Corporate Governance Committee is to (a) identify individuals qualified to become members of the Board, (b) approve and recommend to the Board director candidates, (c) develop, recommend to the Board and update as necessary corporate governance principles and policies applicable to the Company, and (d) monitor compliance with such principles and policies. Robert Landis is the Chairman of this committee. The Nominating & Corporate Governance Committee did not meet during fiscal 2006.

At the end of 2006, there were four non-employee directors and one employee director. The Board held seventeen (17) meetings in person or by telephone. In addition, the Board of Directors took action by written consent on five (5) occasions. Non-employee Directors received cash compensation for their service as Director and as Chair of a Board Committee when applicable during fiscal 2006. The cash compensation was paid as follows: Chairman of the Board - four thousand dollars ($4,000) per month and no additional compensation for Chairing or membership on a Board Committee, Vice Chairman of the Board - twenty-eight hundred dollars ($2,800) per month and no additional compensation for Chairing or membership on a Board Committee, Chairman of the Audit Committee - five hundred dollars ($500) per month, Chairman of the Compensation Committee - two hundred fifty dollars ($250) per month, All Other Non-Employee Directors - with the exception of the Chairman and Vice Chairman of the Board all other non-employee Directors receive five hundred dollars ($500) per month. Each non-employee director is also compensated with stock options in accordance with the terms of the Company’s Stock Option Plan. Such plan provides for an initial grant of 20,000 stock options upon acceptance to the Board. Additionally, annual grants of 10,000 stock options are awarded for each year of service thereafter. All non-employee directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and any committee(s) thereof.

ELECTION OF DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING. SHARES OF COMMON STOCK REPRESENTED BY PROXY CARDS RETURNED TO US WILL BE VOTED FOR THE NOMINEES LISTED ABOVE UNLESS YOU SPECIFY OTHERWISE.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF DIRECTORS.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(ITEM 2 ON THE PROXY CARD)

Kirkland, Russ, Murphy & Tapp, P.A. has served as the Company's independent auditors since June 20, 2005 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2007. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors. Kirkland, Russ, Murphy & Tapp, P.A. has no interest, financial or otherwise, in the Company.

A representative of Kirkland, Russ, Murphy & Tapp, P.A.  is not expected to be present at the Annual Meeting.

The proxy holders intend to vote the shares represented by proxies to ratify the Board of Directors' selection of Kirkland, Russ, Murphy & Tapp, P.A. as the Company's independent auditors for the fiscal year ending December 31, 2007.

Audit and Related Fees

Audit Fees. The aggregate fees billed by Kirkland, Russ, Murphy & Tapp, P.A. (“KRMT”) for professional services rendered for the audit of the Company's consolidated financial statements for the year ended December 31, 2006 and for the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-QSB during the fiscal year 2006 were $103,221. Total unbilled fees by Kirkland, Russ, Murphy & Tapp, P.A. (“KRMT”) for professional services rendered for the audit of the Company's consolidated financial statements for the year ended December 31, 2006 were $60,000. The aggregate fees billed by KRMT for professional services rendered for the audit of the Company's consolidated financial statements for the year ended December 31, 2005 and for the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-QSB during the fiscal year ended December 31, 2005 were $260,392. The aggregate fees billed by Weinberg & Company, P.A. (“Weinberg”) for professional services rendered for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB during the fiscal year ended December 31, 2005 were $14,042.

Audit Related Fees. The Company did engage KRMT and Weinberg to provide professional services to the Company regarding audit related fees during the fiscal year ended December 31, 2006. The aggregate fees billed by KRMT and Weinberg for professional services rendered to the Company regarding audit related fees during the fiscal year ended December 31, 2006 were $11,200 and $19,500, respectively. The aggregate fees billed by KRMT and Weinberg for professional services rendered to the Company regarding audit related fees during the fiscal year ended December 31, 2005 were $13,000.

Tax Related Fees. During the fiscal years ended December 31, 2006 and 2005, there were no fees billed by KRMT or Weinberg for tax related services.

All Other Fees. There were $1,435 of fees billed by KRMT for services rendered to the Company during the fiscal year ended December 31, 2006 for work preformed related to providing information to attorneys on litigation matters. During the fiscal year ended December 31, 2005, there were no other fees billed than for the services described under "Audit Fees" and “Audit Related Fees” above.

Audit Committee. The Board of Directors acting as the audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to above, the Board of Directors elected to include the audited financial statements be included in the company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission.

Approval of this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KIRKLAND, RUSS, MURPHY & TAPP, P.A. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK OF PRINCIPAL
STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 27, 2007.

•	by each person who is known by us to beneficially own more than 5% of our common stock;
•	by each of our officers and directors; and
•	by all of our officers and directors as a group.

Name	Number	Percent (1)
George McQuain	132,200	0.63	% (2)
Michael Loiacono	5,000	0.02	% (3)
Sharon Jackson	47,600	0.23	% (4)
Lock Ireland	300,007	1.43	% (5)
Robert Landis	85,000	0.40	% (6)
Joe Loughry	52,500	0.25	% (7)
Al Rossiter	22,500	0.11	% (8)

All executive officers and directors as a group (7 persons)	644,807	3.07%

Other 5% owners:

BFS U.S. Special Opportunities Trust PLC	3,340,000	15.89	% (9)
Rennaissance U.S. Growth Investment Trust PLC	3,280,000	15.60	% (10)
Rennaissance Capital Growth & Income Fund III, Inc.	2,440,000	11.61	% (11)

Total	9,704,807	46.17%

The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the rules and regulations promulgated under the Securities Exchange Act of 1934. Beneficially owned securities may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual. Beneficially owned securities may also include other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days of January 15, 2007 pursuant to the conversion of convertible equity, exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain rights of the securities.

(1) Based on 21,021,786 shares of common stock outstanding as of March 27, 2007.

(2) included are 10,000 common shares, 40,000 stock purchase options exercisable at $0.90 per share, 28,200 exercisable at $1.30 per share, and 54,000 exercisable at $1.70 per share.

(3) included are 5,000 stock purchase options exercisable at $0.76 per share.

(4) included are 14,200 common shares, 15,000 stock purchase options exercisable at $0.90 per share, 10,000 stock purchase options exercisable at $1.30 per share, and 8,400 stock purchase options exercisable at $1.70 per share.

(5) included are 184,007 common shares, 20,000 stock purchase options exercisable at $1.10 per share, 10,000 stock purchase options exercisable at $2.50 per share, 50,000 stock purchase options exercisable at $1.40 per share, 10,000 stock purchase options exercisable at $1.45 per share, 5,000 stock purchase options exercisable at $0.53 per share, 6,000 stock purchase warrants exercisable at $1.75 per share, 6,000 stock purchase warrants exercisable at $2.50 per share, 6,000 stock purchase warrants exercisable at $5.00 per share, and 3,000 stock purchase warrants exercisable at $1.25 per share.

(6) included are 40,000 common shares, 20,000 stock purchase options exercisable at $1.10 per share, 10,000 stock purchase options exercisable at $2.50 per share, 10,000 stock purchase options exercisable at $1.45 per share, and 5,000 stock purchase options exercisable at $0.53 per share.

(7) included are 30,000 common shares, 20,000 stock purchase options exercisable at $1.10 per share and 2,500 stock purchase options exercisable at $0.35 per share.

(8) included are 20,000 stock purchase options exercisable at $1.10 per share and 2,500 stock purchase options exercisable at $0.35 per share.

(9) included are 1,553,332 common shares and 1,786,668 stock purchase warrants exercisable at prices ranging from $1.25 to $5.00.

(10) included are 1,553,332 common shares and 1,726,668 stock purchase warrants exercisable at prices ranging from $1.75 to $5.00.

(11) included are 953,332 common shares and 1,486,668 stock purchase warrants exercisable at prices ranging from $1.75 to $5.00.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company during fiscal year 2006, the Company is not aware of any director, officer or beneficial owner of more than ten percent of the Company's Common Stock that, during fiscal year 2006, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

POLICY WITH RESPECT TO SECTION 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that, unless an appropriate exemption applies, a tax deduction for the Company for compensation of certain executive officers named in the Summary Compensation Table will not be allowed to the extent such compensation in any taxable year exceeds $1 million. As no executive officer of the Company received compensation during 2005 approaching $1 million, and the Company does not believe that any executive officer's compensation is likely to exceed $1 million in 2006, the Company has not developed an executive compensation policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Code.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid by the Company with respect to the fiscal years ended December 31, 2006 and 2005 for the Chief Executive Officer and all other executive officers whose total cash compensation exceeds $100,000 in the fiscal years ended December 31, 2006 and 2005.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
George McQuain - President and CEO, COO	2006	$168,476	-	-	-		-	-	-	$168,476	((1)
	2005	$146,673	$6,430	-	-		-	-	-	$153,103

Michael J. Loiacono - CFO and CAO	2006	$93,370	-	-	$431	(2)	-	-	-	$93,801	(3)

Michael Dodak - CEO and Chairman	2006	$356,591	-	-	-		-	-	-	$356,591	(4)
	2005	$275,000	$12,185	-	-		-	-	-	$287,185

David Fann - President	2006	$239,244	-	-	-		-	-	-	$239,244	(5)
	2005	$200,000	$6,360	-	-		-	-	-	$206,360

David Surette - CFO and CAO	2006	$80,262	-	-	-		-	-	-	$80,262	(6)
	2005	$137,935	$7,335	-	-		-	-	-	$145,270

Robert Colabrese - Executive VP Sales	2006	$215,052	-	-	-		-	-	-	$215,052	(7)
	2005	$217,554	$3,025	-	-		-	-	-	$220,579

(1)
On October 10, 2006, the Board of Directors appointed George A. McQuain as President and Chief Executive Officer of the Company and as a director of the Company to fill the vacancy created by the resignations of Messrs. Dodak and Fann.

(2)
The option is exercisable during the term of Michael Loiacono's employment with respect to 25% of the shares six months from the option grant date and the remaining shares thereafter in three equal installments on the anniversary of the option grant date.

(3)	On May 10, 2006 the Board of Directors appointed Michael J. Loiacono as Chief Financial Officer of the Company effective June 1, 2006.

(4)
On October 10, 2006, the Company entered into Separation Agreement and Release with Michael Dodak pursuant to which Mr. Dodak resigned as an executive officer and director of the Company effective September 30, 2006.

(5)
On October 10, 2006, the Company entered into Separation Agreement and Release with David Fann pursuant to which Mr. Fann resigned as an executive officer and director of the Company effective September 30, 2006.

(6)	On May 10, 2006, David S. Surette notified the Company of his resignation as Chief Financial Officer and Chief Accounting Officer effective May 31, 2006.

(7)	On September 15, 2006, Robert Colabrese ceased serving as an executive officer.

The option award was valued using the Black Scholes option pricing model assuming a 5 year life, no expected dividend payments, volatility of 145%, forfeiture rate of 87.5% and a risk free rate of 5%.

OUTSTANDING EQUITY AWARDS

Option Awards								Stock Awards
Name	Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
GeGeorge McQuain - President and CEO, COO	2006	-	-		-	-	-	-	-	-	-
	2005	-	-		-	-	-	-	-	-	-
	2004	-	28,200	(1)	-	$1.30	12/1/2009	-	-	-	-
	2003	-	54,000	(2)	-	$1.70	10/24/2008	-	-	-	-
	2002	-	40,000	(3)	-	$0.90	6/18/2007	-	-	-	-

MiMichael J. Loiacono - CFO and CAO	2006	-	5,000	(4)	15,000	$0.76	3/31/2011	-	-	-	-

MiMichael Dodak - CEO and Chairman	2006	-	-		-	-	-	-	-	-	-
	2005	-	-		-	-	-	-	-	-	-
	2004	-	-	(5)	-	$1.30	12/15/2005	-	-	-	-
	2003	-	150,000	(6)	-	$1.70	12/30/2006	-	-	-	-
	2002	-	60,000	(7)	-	$0.90	12/30/2006	-	-	-	-
	2001	-	-		-	-	-	-	-	-	-

DaDavid Fann - President	2006	-	-		-	-	-	-	-	-	-
	2005	-	-		-	-	-	-	-	-	-
	2004	-	-	(8)	-	$1.30	12/15/2005	-	-	-	-
	2003	-	150,000	(9)	-	$1.70	12/30/2006	-	-	-	-
	2002	-	60,000	(10)	-	$0.90	12/30/2006	-	-	-	-
	2001	-	-		-	-	-	-	-	-	-

DaDavid Surette - CFO and CAO	2006	-	-		-	-	-	-	-	-	-
	2005	-	-		-	-	-	-	-	-	-
	2004	-	13,950	(11)	-	$1.30	2/28/2007	-	-	-	-
	2003	-	55,500	(12)	-	$1.70	2/28/2007	-	-	-	-
	2003	40,000	-	(13)	-	$0.35	2/28/2007	-	-	-	-

RoRobert Colabrese - Executive VP Sales	2006	-	-		-	-	-	-	-	-	-
	2005	-	-		-	-	-	-	-	-	-
	2004	-	-	(14)	-	$1.30	12/15/2005	-	-	-	-
	2003	-	54,000	(15)	-	$1.70	12/15/2006	-	-	-	-
	2002	-	40,000	(16)	-	$0.90	12/15/2006	-	-	-	-
	2001	-	5,000	(17)	-	$0.675	10/23/2006	-	-	-	-

Except as set forth above, no other named executive officer has received an equity award.

(1)
On December 1, 2004, George McQuain received a stock option to purchase 60,000 shares of common stock, which vested based on performance criteria. On December 15, 2005, 44,700 shares of common stock vested under the stock option and the remaining 15,300 terminated. Due to the restatement of the Company's operating results, the number of shares vested decreased from 60,000 to 28,200.

(2)
On October 24, 2003, George McQuain received a stock option to purchase 60,000 shares of common stock, which vested based on performance criteria. On December 31, 2004, 54,000 shares of common stock vested and the remaining 6,000 terminated.

(3)
Option is exercisable during the term of George McQuain's employment in four (4) installments of twenty-five percent (25%) of the Shares covered by this Option, the first installment to be exercisable on the six (6) month anniversary of the date of this Option (the "Initial Vesting Date"), with an additional twenty-five percent (25%) of such Shares becoming exercisable on each of the three (3) successive twelve (12) month periods following the Initial Vesting Date. The installments are cumulative (i.e., this option may be exercised, as to any or all Shares covered by an installment, at any time or times after an installment becomes exercisable and until expiration or termination of this option).

(4)
The option is exercisable during the term of Michael Loiacono's employment with respect to 25% of the shares six months from the option grant date and the remaining shares thereafter in three equal installments on the anniversary of the option grant date.

(5)
On December 1, 2004, Michael Dodak received a stock option to purchase 120,000 shares of common stock, which vested based on performance criteria. On December 15, 2005, 66,000 shares of common stock vested under the stock option and the remaining 54,000 terminated. Due to the restatement of the Company's operating results, the number of shares vested decreased from 66,000 to 0.

(6)
On October 24, 2003, Michael Dodak received a stock option to purchase 150,000 shares of common stock, which vested based on performance criteria. On December 31, 2004, 150,000 shares of common stock vested.

(7)
Option is exercisable during the term of Michael Dodak's employment in four (4) installments of twenty-five percent (25%) of the Shares covered by this Option, the first installment to be exercisable on 6/18/2002 (the "Initial Vesting Date"), with an additional twenty-five percent (25%) of such Shares becoming exercisable on each of the three (3) successive twelve (12) month periods following the Initial Vesting Date. The installments are cumulative (i.e., this option may be exercised, as to any or all Shares covered by an installment, at any time or times after an installment becomes exercisable and until expiration of termination of this option).

(8)
On December 1, 2004, David Fann received a stock option to purchase 120,000 shares of common stock, which vested based on performance criteria. On December 15, 2005, 66,000 shares of common stock vested under the stock option and the remaining 54,000 terminated. Due to the restatement of the Company's operating results, the number of shares vested decreased from 66,000 to 0.

(9)
On October 24, 2003, David Fann received a stock option to purchase 150,000 shares of common stock, which vested based on performance criteria. On December 31, 2004, 150,000 shares of common stock vested.

(10)
Option is exercisable during the term of David Fann's employment in four (4) installments of twenty-five percent (25%) of the Shares covered by this Option, the first installment to be exercisable on 6/18/2002 (the "Initial Vesting Date"), with an additional twenty-five percent (25%) of such Shares becoming exercisable on each of the three (3) successive twelve (12) month periods following the Initial Vesting Date. The installments are cumulative (i.e., this option may be exercised, as to any or all Shares covered by an installment, at any time or times after an installment becomes exercisable and until expiration of termination of this option).

(11)
On December 1, 2004, David J. Surette received a stock option to purchase 60,000 shares of common stock, which vested based on performance criteria. On December 15, 2005, 30,450 shares of common stock vested and the remaining 29,550 terminated. Due to the restatement of the Company's operating results, the number of shares vested decreased from 30,450 to 13,950.

(12)
On October 24, 2003, David J. Surette received a stock option to purchase 60,000 shares of common stock, which vested based on performance criteria. On December 31, 2004, 55,500 shares of common stock vested and the remaining 4,500 terminated.

(13)
Option is exercisable during the term of David J. Surette's employment in four (4) installments of twenty-five percent (25%) of the Shares covered by this Option, the first installment to be exercisable on 3/3/03 (the "Initial Vesting Date"), with an additional twenty-five percent (25%) of such Shares becoming exercisable on each of the three (3) successive twelve (12) month periods following the Initial Vesting Date. The installments are cumulative (i.e., this option may be exercised, as to any or all Shares covered by an installment, at any time or times after an installment becomes exercisable and until expiration or termination of this option.

(14)
On December 1, 2004, Robert Colabrese received a stock option to purchase 60,000 shares of common stock, which vested based on performance criteria. On December 15, 2005, 16,500 shares of common stock vested and the remaining 43,500 terminated. Due to the restatement of the Company's operating results, the number of shares vested decreased from 60,000 to 0.

(15)
On October 24, 2003, Robert Colabrese received a stock option to purchase 60,000 shares of common stock, which vested based on performance criteria. On December 31, 2004, 54,000 shares of common stock vested and the remaining 6,000 terminated.

(16)
Option is exercisable during the term of Robert Colabrese's employment in four (4) installments of twenty-five percent (25%) of the Shares covered by this Option, the first installment to be exercisable on 6/18/02 (the "Initial Vesting Date"), with an additional twenty-five percent (25%) of such Shares becoming exercisable on each of the three (3) successive twelve (12) month periods following the Initial Vesting Date. The installments are cumulative (i.e., this option may be exercised, as to any or all Shares covered by an installment, at any time or times after an installment becomes exercisable and until expiration or termination of this option.

(17)
Option is exercisable during the term of Robert Colabrese's employment in four (4) installments of twenty-five percent (25%) of the Shares covered by this Option, the first installment to be exercisable on 10/23/01 (the "Initial Vesting Date"), with an additional twenty-five percent (25%) of such Shares becoming exercisable on each of the three (3) successive twelve (12) month periods following the Initial Vesting Date. The installments are cumulative (i.e., this option may be exercised, as to any or all Shares covered by an installment, at any time or times after an installment becomes exercisable and until expiration or termination of this option.

DIRECTOR COMPENSATION

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year end December 31, 2006.

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Option Exercise Price ($)	Option Expiration Date	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Lock Ireland	2006	$15,150	-	$301	(1)	$0.53	7/10/2011	-	-	-	$15,451
	2005	-	-	$847	(2)	$1.45	7/10/2010	-	-	-	$847
	2005	-	-	-	(3)	$1.40	4/8/2010	-	-	-	$-
	2004	-	-	$709	(4)	$2.50	7/11/2009	-	-	-	$709
	2003	-	-	$624	(5)	$1.10	7/10/2008	-	-	-	$624

Robert Landis	2006	$12,000	-	$301	(1)	$0.53	7/10/2011	-	-	-	$12,301
	2005	-	-	$847	(2)	$1.45	7/10/2010	-	-	-	$847
	2004	-	-	$709	(4)	$2.50	7/10/2009	-	-	-	$709
	2003	-	-	$624	(5)	$1.10	7/10/2008	-	-	-	$624

Joseph Loughry, III	2006	$16,500	-	-	(6)	$0.35	12/16/2011	-	-	$10,000	$26,500
	2005	-	-	$1,873	(7)	$1.10	12/16/2010	-	-	-	$1,873

George McQuain	2006	-	-					-	-	-	-

Robert Pearson	2006	-	-					-	-	-	-
	2005	-	-	$1,362	(8)	$1.20	5/12/2010	-	-	-	$1,362

Alan Rossiter	2006	$6,000	-	-	(6)	$0.35	12/16/2011	-	-	-	$6,000
	2005	-	-	$1,873	(7)	$1.10	12/16/2010	-	-	-	$1,873

(1)	2,500 shares vest under this option on July 10, 2006, November 10, 2006, March 10, 2007 and July 10, 2007.

(2)	2,500 shares vest under this option on July 10, 2005, November 10, 2005, March 10, 2006 and July 10, 2006.

(3)	12,500 shares vest under this option on April 8, 2005, July 8, 2005, October 8, 2005 and December 15, 2005.

(4)	2,500 shares vest under this option on July 10, 2004, November 10, 2004, March 10, 2005 and July 10, 2005.

(5)	12,500 shares vest under this option on July 10, 2003, November 10, 2003, March 10, 2004 and July 10, 2004.

(6)	2,500 shares vest under this option on December 16, 2006, April 16, 2007, August 16, 2007 and December 16, 2007.

(7)	12,500 shares vest under this option on December 16, 2005, April 16, 2006, August 16, 2006 and December 16, 2006.

(8)	12,500 shares vest under this option on May 12, 2005,September 12, 2005, January 12, 2006 and May 12, 2006.

The option awards were valued using the Black Scholes option pricing model assuming up to 5 year lives, no expected dividend payments, volatility of 145%, forfeiture rate of 87.5% and a risk free rate of 5%.

Employment Agreements

There were no employment agreements as of December 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 2005, we reduced the exercise price from $1.75 to $1.25 and extended the expiration date by five years on 66,000 warrants held by BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, in return for a five year extension on $1,000,000 in debt financing. The change in fair value of the warrants was recorded as additional paid in capital.

In October 2005, we reduced the exercise price from $1.75 to $1.25 and extended the expiration date by five years on 3,000 warrants held by Lock Ireland, a stockholder and director of our company, in return for a five year extension on $50,000 in debt financing. The change in fair value of the warrants was recorded as additional paid in capital.

In October 2005, the Company converted $993,772 in debentures, net of related discounts, issued in September 2004 to equity at a conversion price of $1.25 or 820,000 shares, and reduced the exercise price of the warrants attached to the debentures from $1.75 to $1.25 and extended the expiration of the warrant term from September 9, 2007 to October 21, 2010. The fair value of equity approximates the fair value of the debt converted and the fair value of the warrant repricing.

As of November 2005, we issued 600,000 shares of common stock to BFS US Special Opportunities Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $750,000 and we issued 240,000 Warrants exercisable for $1.75.

As of November 2005, we issued 600,000 shares of common stock to Renaissance US Growth Investment Trust PLC, a stockholder and beneficial owner of our company, through a Private Placement Offering for $750,000 and we issued 240,000 Warrants exercisable for $1.75.

OTHER BUSINESS

The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the individuals named on your proxy card as the proxy holders to vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

/s/ George McQuain
GEORGE MCQUAIN
Chief Executive Officer

Dated: April 26, 2007
Jacksonville, Florida

PROXY
GLOBAL AXCESS CORP
ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD
June 1, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints GEORGE MCQUAIN and SHARON JACKSON and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the "Meeting") to be held on June 1, 2007, at 9:00 A.M., Eastern Standard Time, or at any adjournments or postponements thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR
AND EACH OF THE LISTED PROPOSALS.

Proposal(1) The election as directors of all nominees listed below to serve until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (except as marked to the contrary).

Nominees:
01) Joseph M. Loughry, III	02) Lock W. Ireland	03) Robert J. Landis
04) Alan W. Rossiter	05) George A. McQuain

FOR ALL [___]	WITHHOLD ALL [___]	FOR ALL EXCEPT [___]

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

Proposal (2) To ratify the selection of Kirkland, Russ, Murphy & Tapp, P.A. (“Kirkland”) as our independent auditors for the fiscal year ending December 31, 2007; and
FOR|_| AGAINST|_| ABSTAIN|_|

Proposal (3) To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.
FOR|_| AGAINST|_| ABSTAIN|_|

The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for proposals (2), (3) and (4). If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Meeting and an Annual Report to Stockholders for fiscal year ended December 31, 2007.

NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

Signature (Please sign within the box) [ ________ ] DATE: _______, 2007 Signature (Joint owners) [_________ ] DATE: _______, 2007